EX-7o

AMENDMENT NO. 13

to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective March 1, 2005

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
(“CEDING COMPANY”)

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)

Effective May 3, 2010, and October 11, 2010 where specifically noted, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement.  It is mutually agreed that the Agreement will be amended to include new investment funds, fund name changes and fund mergers. To effect these changes, the following provision of this Agreement is hereby amended:

▪	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, Amendment # 12, is hereby replaced by the attached Schedule B-2.

Jackson National Life Insurance                                                                           ACE Tempest Life Reinsurance Ltd.
Company of New York

By  _____Lisa C. Drake___________________                                                                                               By  ________Huan Tseng_________________

Name ___Lisa C. Drake___________________                                                                                                Name ______Huan Tseng_________________

Title  __SVP & Chief Actuary______________                                                                                                Title  _SVP & Chief Pricing Officer_________

Date  __12/23/10_________________________                                                                                              Date ___12/21/2010______________________

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/ BlackRock Commodity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Capital Guardian Global Balanced Fund	Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007	All
JNL/Capital Guardian Global Diversified Research Fund	Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
JNL/Capital Guardian U.S. Growth Equity Fund	Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007	All
JNL/Eagle Core Equity Fund		All
JNL/Eagle Small Cap Equity Fund		All
JNL/Franklin Templeton Founding Strategy	New 1/16/2007	All
JNL/Franklin Templeton Global Growth	New 1/16/2007	All
JNL/Franklin Templeton Income Fund	New 5/1/2006	All
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
JNL/Franklin Templeton Mutual Shares	New 1/16/2007	All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs Core Plus Bond Fund
Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007, and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.
All
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/6/2008	All
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs U.S. Equity Flex	New 1/16/2007. Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
JNL Institutional Alt 20 Fund	New 4/6/2009	All
JNL Institutional Alt 35 Fund	New 4/6/2009	All
JNL Institutional Alt 50 Fund	New 4/6/2009	All
JNL Institutional Alt 65 Fund	New 4/6/2009	All
JNL/ Invesco International Growth Fund	Named changed from JNL/Putnam International Equity Fund on 5/2/05 and from JNL/JPM International Equity Fund on 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund	All
JNL/ Invesco Large Cap Growth Fund	Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
JNL/ Invesco Global Real Estate Fund	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund	All
JNL/ Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/Ivy Asset Strategy	New 9/28/2009	All
JNL/JPMorgan International Value Fund		All
JNL/JPMorgan Mid Cap Growth Fund
Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006, from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007.  Also, the JNL/Putnam Midcap Growth Fund was merged into this fund effective 12/3/2007.
All
JNL/ JPMorgan U.S. Government & Quality Bond Fund
Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.
All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008	All
JNL/M&G Global Basics Fund	New 10/6/2008	All
JNL/M&G Global Leaders Fund	New 10/6/2008	All
JNL/Mellon Capital Management 10 x 10 Fund	New 4/30/2007	All
JNL/Mellon Capital Management 25 Fund	Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/Mellon Capital Management Communications Sector Fund		All
JNL/Mellon Capital Management Consumer Brands Sector Fund		All
JNL/Mellon Capital Management Oil & Gas Sector Fund	Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/2005.	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management Financial Sector Fund		All
JNL/Mellon Capital Management International Index Fund		All
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/Mellon Capital Management JNL 5 Fund	Effective 4/30/2007, the JNL/Mellon Capital Management Dowsm 10 Fund , the JNL/Mellon Capital Management S&P® 10 Fund , and the JNL/Mellon Capital Management Global 15 Fund merged with this fund.	All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/Mellon Capital Management Healthcare Sector Fund	Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund		All
JNL/Mellon Capital Management S&P 500 Index Fund	Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund. Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.	All
JNL/Mellon Capital Management Select Small-Cap Fund	Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Small Cap Index Fund	Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/Mellon Capital Management Technology Sector Fund		All
JNL/Mellon Capital Management Dow SM Dividend	New 1/17/2006	All
JNL/Mellon Capital Management VIP Fund		All
JNL/Mellon Capital Mgmt Nasdaq 25® Fund	Name changed from JNL/Mellon Capital Nasdaq® 15 Fund effective 12/3/2007	All
JNL/Mellon Capital Mgmt Value Line 30® Fund	Name changed from JNL/Mellon Capital Management Value Line® 25 Fund effective 12/3/2007	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All
JNL/Oppenheimer Global Growth Fund		All
JNL/PAM Asia ex-Japan Fund	New 3/31/2008	All
JNL/PAM China-India Fund	New 3/31/2008	All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/ PPM America High Yield Bond Fund
Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.
All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL/S&P Disciplined Growth	New 1/16/2007	All
JNL/S&P Disciplined Moderate	New 1/16/2007	All
JNL/S&P Disciplined Moderate Growth	New 1/16/2007	All
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All
JNL/S&P Managed Aggressive Growth Fund		All
JNL/S&P Managed Conservative Fund		All
JNL/S&P Managed Growth Fund	Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund were merged into this fund	All
JNL/S&P Managed Moderate Fund	Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/Select Balanced Fund		All
JNL/Select Money Market Fund		All
JNL/Select Value Fund		All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All

JNL General Account
Guaranteed Five Year Fixed		All but Perspective A Series and Advisors II
Guaranteed One Year Fixed		All but Advisors II
Guaranteed Seven Year Fixed		All but Perspective A Series and Advisors II
Guaranteed Three Year Fixed		All but Perspective A Series and Advisors II
12 Month DCA		All
6 Month DCA		All

JNL NY ACE 2005 Treaty Schedule B-2 Amendment #13